AMENDMENT NO. 3

PARTICIPATION AGREEMENT

Amendment No. 3, effective May 1, 2012 to The Participation Agreement, (the “Agreement”), dated October 16, 2009, as amended, among AXA Equitable Life Insurance Company, MONY Life Insurance Company, MONY Life Insurance Company of America, BlackRock Variable Series Funds, Inc., BlackRock Advisors, LLC and BlackRock Investments, LLC (collectively, the “Parties”).

WHEREAS, the Parties wish to add Separate Account 70 to Schedule A of the Agreement;

The Parties hereby agree to amend the Agreement as follows:

1.	Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

BLACKROCK VARIABLE SERIES FUNDS, INC		BLACKROCK ADVISORS, LLC

By:		By:
Name:	Brendan Kyne	Name:	Lisa Hill
Title:	Vice President	Title:	Managing Director

BLACKROCK INVESTMENTS, LLC

By:
Name:	Frank Porcelli
Title:	Managing Director

AXA EQUITABLE LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts		MONY LIFE INSURANCE COMPANY OF AMERICA, on behalf of itself and its separate accounts

By:		By:
Name:	Steven M. Joenk	Name:	Steven M. Joenk
Title:	Senior Vice President	Title:	Senior Vice President

MONY LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

By:
Name:	Steven M. Joenk
Title:	Senior Vice President

SCHEDULE A

CONTRACTS

Name of Account—Contracts
A- All Contracts
FP- All Contracts
I- All Contracts
45- All Contracts
49- All Contracts
65- All Contracts
66- All Contracts
70- All Contracts
206- All Contracts
301-All Contracts
Legacy “S”- All Contracts
Legacy “L”- All Contracts
Legacy “A”- All Contracts
MONY UGVL VUL- All Contracts
MONY UGVL SVUL- All Contracts
MONY UGVA VA- All Contracts
Keynote- All Contracts
MLOA”L”-All Contracts
MLOA”A”-All Contracts
MLOA “P”-All Contracts

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